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                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       WILLIAMS COMMUNICATIONS GROUP, INC.


         The name of the corporation (which is hereinafter referred to as the "Corporation") is "Williams Communications Group, Inc."

         The original Certificate of Incorporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on December 1, 1994, under the name "WilTel Technology Ventures, Inc." Such Certificate of Incorporation was amended on September 20, 1995, and February 11, 1997.

         This Restated Certificate of Incorporation, which restates, integrates and amends the Certificate of Incorporation, has been duly adopted in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

     The name of this corporation (hereinafter called the "Corporation") is:

                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                   ARTICLE II

         The purpose or purposes of this Corporation shall be to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Code").

                                   ARTICLE III

         The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.


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                                   ARTICLE IV

                                  CAPITAL STOCK

SECTION 1.        Authorized Stock.

         The maximum number of shares of capital stock which this Corporation shall have authority to issue is 2,000,000,000 consisting of 1,000,000,000 shares of class A common stock, $.01 par value per share (the "Class A Common Stock"), 500,000,000 shares of class B common stock, $.01 par value per share (the "Class B Common Stock"), and 500,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as the "Common Stock." The powers, preferences and rights and the qualifications, limitations and restrictions in respect of the shares of each class are set forth in the following Sections.

SECTION 2.        Preferred Stock.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide for the issuance of up to 500,000,000 shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the Delaware Code (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares constituting each such series and the designation of such series, the voting powers (if any) of the shares of such series, and the relative rights, powers, privileges, preferences and limitations of the shares of such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) the designation of the series, which may be made by distinguishing number, letter or title;

                  (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease, but not below the number of shares thereof then outstanding) in the manner permitted by law;

                  (c) the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;



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                  (d) whether dividends, if any, shall be cumulative or
noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall cumulate;

                  (e) if the shares of such series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

                  (f) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (g) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                  (h) restrictions on the issuance of shares of the same series or of any other class or series of capital stock of the Corporation, if any; and

                  (i) the voting rights and powers, if any, of the holders of shares of the series

         Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration shall be retired and canceled and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Preferred Stock, without designation as to series.



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SECTION 3.        Common Stock.

A.        Voting Rights.

         Subject to applicable law and the rights of any outstanding series of Preferred Stock to vote as a separate class or series, the shares of Class A Common Stock and Class B Common Stock shall vote together as a single class and shall have the following voting rights: (i) each share of Class A Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which stockholders shall have the right to vote; and (ii) each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes upon all matters upon which stockholders shall have the right to vote, subject to Section 3.E.8. of this Article IV. The authorized number of shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common Stock or any other class or series of outstanding Stock) by the affirmative vote of the holders of Common Stock entitled to cast a majority of the total votes entitled to be cast by the holders of the Common Stock, voting as a single class, without a separate class vote of the holders of the Class A Common Stock. The Corporation may, as a condition to counting the votes cast by any holder of shares of Class B Common Stock, require proof as set forth in Section 3.E.8 of this Article IV that the shares of Class B Common Stock held by such holder have not been converted into shares of Class A Common Stock. Except as otherwise provided by law or by another provision of this Restated Certificate of Incorporation or by a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders and all matters to be voted on by stockholders must be approved by a majority of the outstanding shares entitled to vote; provided, however, that the holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment of this Restated Certificate of Incorporation (including any amendment of any provision of a Preferred Stock Designation) that solely relates to the powers, privileges, preferences or rights pertaining to one or more outstanding series of Preferred Stock, or the number of shares of any such series, and does not affect the number of authorized shares of Preferred Stock or the powers, privileges and rights pertaining to the Common Stock, if the holders of any of such series of Preferred Stock are entitled, separately or together with the holders of any other series of Preferred Stock, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the Delaware Code, unless a vote of holders of shares of Common Stock is otherwise required by any provision of the



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Preferred Stock Designation for any such series or any other provision of this
Restated Certificate of Incorporation fixing the powers, privileges, and rights of any such series or the qualifications, limitations or restrictions thereon or is otherwise required by law. Holders of Preferred Stock of any series shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote, except as may be explicitly provided by any Preferred Stock Designation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to another provision of this Restated Certificate of Incorporation (including any Preferred Stock Designation). Except as otherwise provided by law or in this Restated Certificate of Incorporation, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to this Restated Certificate of Incorporation must be approved by a majority of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, provided, however, that any amendment to this Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the Class A Common Stock, voting as a separate class. Any amendment to this Restated Certificate of Incorporation to increase the authorized shares of any class requires the approval only of a majority of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, subject to the rights set forth in any series of Preferred Stock. Holders of shares of Common Stock are not entitled to cumulate their votes in the election of directors.

B.       Dividends and Distributions.

         Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case



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may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that all dividends and distributions on the Class A Common Stock and Class B Common Stock payable in shares of Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively. In no event will shares of either class of Common Stock be reclassified, split, divided or combined unless the outstanding shares of the other class of Common Stock shall be proportionately reclassified, split, divided or combined.

         In the event of a transaction as a result of which the shares of Class A Common Stock are converted into or exchanged for one or more other securities, cash or other property (a "Class A Conversion Event"), then from and after such Class A Conversion Event, a holder of Class B Common Stock shall be entitled to receive, upon the conversion of such Class B Common Stock pursuant to
Section 3.E. of this Article IV, the amount of such securities, cash and other property that such holder would have received if the conversion of such Class B Common Stock had occurred immediately prior to the record date (or if there is no record date, the effective date) of the Class A Conversion Event and if the securities, cash or other property that the Class A Common Stock may be converted into or exchanged for in a Class A Conversion Event is dependent upon the holder of the Class A Common Stock making an election, the holder of the Class A Common Stock had failed to make an election. This paragraph shall be applicable in the same manner to all successive conversions or exchanges of securities issued pursuant to any Class A Conversion Event. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted after the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but before such payment, then the record holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share of Class B Common Stock on the payment date notwithstanding the conversion thereof.

C.       Options, Rights or Warrants.

         Subject to Section 3.B. of this Article IV, the Corporation shall not, and shall not be entitled to, issue additional shares of Class B Common Stock, or issue options, rights or warrants to subscribe for or purchase additional shares of Class B Common Stock, except that the Corporation may (i) make a pro rata offer to all holders of Common Stock of rights to subscribe for additional shares of the class of Common Stock held by them and (ii) issue additional shares of Class B Common Stock under the circumstances permitted by the Separation Agreement (the "Separation



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Agreement"), dated as of , 1999, between the Corporation and The Williams
Companies, Inc. ("Williams"). The Corporation may make offerings of options, rights or warrants to subscribe for or purchase shares of any class or classes of capital stock (other than Class B Common Stock) to all holders of Class A Common Stock or Class B Common Stock if an identical offering is made simultaneously to all the holders of the other class of Common Stock. All offerings of options, rights or warrants shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe or purchase at the same consideration per share.

D.       Merger or Consolidation.

         In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Common Stock; provided that, if such consideration shall consist in any part of voting securities (or of options, rights or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), then the Corporation may provide in the applicable merger or such other agreement for the holders of shares of Class B Common Stock to receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options, rights or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

E.       Conversion of Class B Common Stock.

                  1.       Voluntary Conversion.

                           Prior to the date on which shares of Class B Common
                  Stock are transferred to stockholders of Williams in a Tax-Free Spin-Off (as defined in paragraph (E) (3)(a) below), each share of Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock.



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                  2.       Voluntary Conversion Procedures.

                           At the time of a voluntary conversion, the record
                  holder of shares of Class B Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that the record holder elects to convert such share or shares and stating the name or names and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon the conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the principal office of the Corporation or the office of any transfer agent for shares of Class A Common Stock of such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted, and as of such time, each Person (as hereinafter defined) named in such written notice as the Person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of the record holder.

                  3.       Automatic Conversion.

                                 (a) Subject to Section 3.E.3.(b) of this
                  Article IV, prior to a Tax-Free Spin-Off, in the event of any Transfer (as hereinafter defined) of any share of Class B Common Stock to any Person, other than to the Williams Group (as defined in paragraph (E)(9) below) such share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock.



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                  Notwithstanding anything to the contrary set forth in this
                  Restated Certificate of Incorporation, shares of Class B Common Stock shall not convert into shares of Class A Common Stock (i) in any transfer effected in connection with a distribution of Class B Common Stock to stockholders or security holders of Williams in a transaction (including any distribution in exchange for shares of capital stock or securities of Williams) intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (a "Tax-Free Spin-Off") or (ii) in any transfer after a Tax-Free Spin-Off. For purposes of this paragraph (E), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders or security holders of Williams.

                                 (b) Notwithstanding anything to the contrary
                  set forth in this Article IV, Section 3, a holder of shares of Class B Common Stock may pledge such holder's shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares of Class B Common Stock as collateral security for any indebtedness or other obligation of any Person (the "Pledged Stock") due to the pledgee or its nominee; provided, however, that (i) such shares shall not be voted by or registered in the name of the pledgee and shall remain subject to the provisions of this Article IV, Section 3.E. and (ii) upon any foreclosure, realization or other similar action by the pledgee prior to a Tax-Free Spin-Off, such Pledged Stock shall automatically convert into shares of Class A Common Stock on a share-for-share basis.

                                 (c) The foregoing automatic conversion events
                  described in this Article IV, Section 3.E.3 shall be referred to hereinafter as an "Event of Automatic Conversion." The determination of whether an Event of Automatic Conversion shall have occurred will be made by the Board of Directors or a duly authorized committee thereof in accordance with Article IV, Section 3.E.8 below.

                  4.       Automatic Conversion Procedure.



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                           Any conversion pursuant to an Event of Automatic
                  Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock that were so converted (the "Converted Class B Common Stock") shall, automatically and without further action, represent the same number of shares of Class A Common Stock. Holders of Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Class A Common Stock, together with a written notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Section.

                  5.       Unconverted Shares.

                           In the event of the conversion of less than all the
                  shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Section 3.E., the Corporation shall execute and deliver to, or upon the written order of, the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

                  6.       Retired Shares.



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                           Shares of Class B Common Stock that are converted
                  into shares of Class A Common Stock as provided herein shall be retired and canceled and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Class B Common Stock.

                  7.       Reservation.

                           The Corporation shall at all times prior to a
                  Tax-Free Spin-Off reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable and free from liens and charges with respect to such issuance.

                  8. Determination of Voting Rights and Event of Automatic Conversion.

                           The Board of Directors of the Corporation or a duly
                  authorized committee thereof shall have the power to determine, in good faith after reasonable inquiry, whether an Event of Automatic Conversion has occurred with respect to any share of Class B Common Stock. A determination by the Board of Directors of the Corporation or such committee that an Event of Automatic Conversion has occurred shall be conclusive. As a condition to counting the votes cast by any holder of shares of Class B Common Stock at any annual or special meeting of stockholders, in connection with any written consent of stockholders, as a condition to registration of transfer of shares of Class B Common Stock, or for any other purpose, the Board of Directors or a duly authorized committee thereof, in its discretion, may require the holder of such shares to furnish such affidavits or other proof as the Board of Directors or such committee deems necessary or advisable to determine whether an Event of Automatic Conversion shall have occurred. If the Board of Directors or such committee shall determine that a holder has substantially failed to comply promptly with any request by the Board of Directors or such committee for such proof, the shares held by such holder shall be



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                  entitled to one (1) vote per share until such time as the
                  Board of Directors or such committee shall determine that such holder has complied with such request. The Board of Directors or a duly authorized committee thereof may exercise the authority granted by this Article IV, Section 3.E.8 through duly authorized officers or agents of the Corporation.

                  9.       Definitions.

                           For purposes of this Article IV, Section E:

                                 (a)    Beneficial Owner.

                                 A Person shall be deemed the "Beneficial Owner" of, and to "Beneficially Own" and to have "Beneficial Ownership" of, any share (i) which such Person has the power to vote or dispose, or to direct the voting or disposition of, directly or indirectly, through any agreement, arrangement or understanding (written or oral), or (ii) which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                                 (b)    Nominee.

                                 The term "Nominee" shall mean a Person that is acting as a bona fide nominee for the registration of record ownership of securities Beneficially Owned by another Person.

                                 (c)    Subsidiary.

                                 The term "subsidiary" shall mean, as to any person or entity, a corporation, partnership, joint venture, association or other entity in which such person or entity beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, or 50% or more of the value of the equity of such entity.



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                                 (d)    Person.

                                 The term "Person" means any natural person, corporation, association, partnership, limited liability company, organization, business, government or political subdivision thereof or governmental agency.

                                 (e)    Transfer.

                                 The term "Transfer" shall mean any sale, transfer (including a transfer made in whole or in part without consideration as a gift), exchange, assignment, pledge, encumbrance, alienation or any other disposition or hypothecation of record ownership or of Beneficial Ownership of any share, whether by operation of law or otherwise; provided, however, that (i) a pledge of any share made in accordance with the provisions of Article IV, Section 3.E.3.(b). and (ii) a grant of a revocable proxy, written consent or other authorization with respect to any share to a Person designated by the Board of Directors or management of the Corporation who is soliciting proxies on behalf of the Corporation shall not be considered a "Transfer"; and provided, further, that in the case of any transferee of record ownership that is a Nominee, such Transfer of record ownership shall be deemed to be made to the Person or Persons for whom such Nominee is acting.

                                 (f)    Williams Group.
 .
                                 The term "Williams Group" shall mean Williams, its direct and indirect subsidiaries, any person or entity in which Williams or any successor beneficially owns, directly or indirectly, at least 50% of the equity or the voting securities, any successor of any of the foregoing and stockholders of Williams who receive the Corporation's Class B Common Stock in a transaction



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                                 intended to qualify as a tax-free distribution
                                 under section 355 of the Code, or any
                                 corresponding provision of any successor statute in a Tax-Free Spin-Off, but shall not include the Corporation and its subsidiaries.

                  10.      Stock Legend.

                           The Corporation shall include a legend on the
                  certificates representing shares of Class B Common Stock stating that such shares are subject to automatic conversion in certain circumstances as set forth in this Article IV,
                  Section 3.E.

                  11.      Taxes.

                           The issuance of a certificate representing shares of
                  Class A Common Stock issued upon conversion of shares of Class B Common Stock shall be made without charge to the holder of such shares for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the record holder of the shares of Class B Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

F.       Liquidation.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock, the holders of shares of Class A Stock and Class B Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. In any such distribution shares of Class A Common Stock and Class B Common Stock shall be treated equally on a per share basis.

                                    ARTICLE V

                        Purchase of Shares by Corporation



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         The Corporation may purchase any shares of outstanding capital stock of the Corporation or the right to purchase any such shares of capital stock from any holder thereof on terms and conditions established by the Board of Directors or a duly authorized committee thereof.


                                   ARTICLE VI

                               Board of Directors

SECTION 1.        Number and Terms.

         Except as otherwise fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, the number of directors of the Corporation shall be determined by resolution adopted by a majority of the entire Board of Directors, but the number shall not be less than three; provided, however, that (i) no reduction in the number of directors shall end the term of office of any incumbent director prior to the date such director's term of office would otherwise end, and (ii) the By-laws of the Corporation (the "By-laws") may provide that the vote of a greater number of the directors may be required for action of the Board of Directors changing the size of the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be classified by the Board of Directors with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002. Each director of the Corporation shall hold office until his or her successor is duly elected and qualified, such classification to be effective upon the date shares of Class A Common Stock are first publicly held. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third annual meeting of stockholders following such director's election and until such director's successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Unless and except to the extent that the By-laws shall so require, the election of directors need not be by written ballot.

SECTION 2.        Vacancies.

          Except as otherwise provided for or fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, any vacancy on the Board of Directors of the Corporation resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of stockholders shall be filled only by the affirmative vote of (i) at least 66 and 2/3% of the remaining directors then in office if prior to the Trigger Date, or (ii) a majority of all the directors then in office, even though less than a quorum if on or after the Trigger Date, but in any event not by the stockholders. Any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal from office in accordance with this Restated Certificate of Incorporation or any applicable law or pursuant to an order of a court. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

SECTION 3.        Notice.

         Advance notice of nominations for the election of directors and business to be transacted at any stockholders' meeting shall be given in the manner and to the extent provided in the By-laws.

SECTION 4.        Removal.

         Except as otherwise provided for or fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, (i) prior to the Trigger Date, any director may be removed from office with or without cause but only by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class, and (ii) on and after the Trigger Date, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class.

SECTION 5.        Amendment of this Article.

         Notwithstanding anything to the contrary elsewhere contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 and 2/3% of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article VI.


                                   ARTICLE VII

                    Stockholder Action; No Cumulative Voting


SECTION 1.        Action by Consent in Lieu of a Meeting.

         Effective upon and commencing as of the day following the day on which Williams, and any company that is directly or indirectly controlled by Williams and of which at least a majority of the equity interests therein are directly or indirectly beneficially owned by Williams shall first cease to be the owner, in the aggregate, of at least a majority of the then-outstanding shares of Common Stock (the "Trigger Date"), and except as otherwise provided pursuant to the provisions of this Restated Certificate of Incorporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Prior to the Trigger Date, the By-laws may provide that any action required to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote were present and voted, provided that prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 2.        Meetings.

         Effective upon and commencing as of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meeting of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the entire Board of Directors and, effective as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

         Prior to the Trigger Date, subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Secretary of the Corporation at the request of Williams or its affiliates.

         Notwithstanding the foregoing, whenever the holders of any one or more outstanding series of Preferred Stock shall have the right, voting separately by class or series, as applicable, to elect directors at an annual or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors establishing such series of Preferred Stock pursuant to Article IV of this Restated Certificate of Incorporation.

SECTION 3. Stockholder Nomination of Director Candidates and other Stockholder Proposals.

         Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the By-laws (as amended and in effect from time to time).

SECTION 4.        Amendment of this Article.

         Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 and 2/3% of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article.

                                  ARTICLE VIII

                                     By-laws

         The Board of Directors shall have the power to adopt, alter, amend or repeal the By-laws. The stockholders of the Corporation may adopt, amend or repeal the By-laws but only by the affirmative vote of holders of at least a majority of the combined voting power of the then-outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of stockholders, voting together as a single class.

                                   ARTICLE IX

                                   Amendments

         The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

                                    ARTICLE X

                    Indemnification; Limitation of Liability.

SECTION 1.        Indemnification.

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph B of this Section 1 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Paragraph A of this Section 1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware Code requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise.

C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Section 1 shall be contract rights. If a claim under Paragraph A or B of this Section 1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at anytime thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Code, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 1 or otherwise, shall be on the Corporation.

D. The rights to indemnification and to the advancement of Expenses conferred in this Section 1 shall not be exclusive of any right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware Code.

F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

G. Any repeal or modification of the foregoing provisions of this Section 1 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

H. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification rights and rights to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of the provision of this Article with respect to the indemnification and advancement of expenses to directors.

SECTION 2.        Limited Liability.

                  No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title B of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Section 2 is in effect shall be deemed to be doing so in reliance on the provisions of this Section 2, and neither the amendment or repeal of this Section 2, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Section 2, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Section 2 are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitation or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.


                                   ARTICLE XI

      Certain Transactions With Stockholders and Corporation Opportunities.

SECTION 1. Certain Acknowledgments; Certain Fiduciary Duties

         In anticipation that (i) the Corporation will cease to be a wholly owned subsidiary of Williams, but that Williams will remain a stockholder of the Corporation and have continued contractual, corporate, and business relations with the Corporation, and in anticipation that the Corporation and Williams may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom, (ii) that directors, officers and/or employees of Williams or of Affiliated Companies (as defined below in this Article XI) of Williams may serve as directors and/or officers of the Corporation, (iii) that Williams and Affiliated Companies thereof engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, subject to the Separation Agreement, (iv) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities"), the provisions of this Article XI Section 2. are set forth to regulate and define certain contractual relations of the Corporation as they may involve Williams, Related Entities, and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this Article XI, Section 2. are in addition to, and not in limitation of, the provisions of the Delaware Code and the other provisions of this Restated Certificate of Incorporation. Any contract or business relation that does not comply with the procedures set forth in this Article XI., Section 2. shall not by reason thereof be deemed void or voidable or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Restated Certificate of Incorporation, the By-laws, the Delaware Code, and other applicable law.

SECTION 2.          Certain Agreements and Transactions Permitted;

         No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and Williams or between the Corporation and one or more of the directors or officers of the Corporation, Williams, or any Affiliated Company or between the Corporation and any Affiliated Company shall be void or voidable solely for the reason that Williams, any Affiliated Company, or any one or more of the officers or directors of the

Corporation, Williams, or any Affiliated Company are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof), or solely because his or their votes are counted for such purpose. Subject to Section 4 of this Article, no such agreement (or the amendment, modification or termination thereof), or the performance thereof by the Corporation or Williams, or any Affiliated Company thereof, (a) shall be contrary to (i) any fiduciary duty that Williams or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation or any Affiliated Company thereof by reason of Williams or any Affiliated Company thereof being a controlling stockholder of the Corporation or participating in the control of the Corporation or of any Affiliated Company thereof; or (ii) any fiduciary duty of any director or officer of the Corporation or of any Affiliated Company thereof who is also a director, officer or employee of Williams or any Affiliated company thereof to the Corporation or such Affiliated Company, or to any stockholder thereof; and Williams, any Affiliated Company, and such directors and officers (i) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (ii) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if:



                  (i) such agreement shall have been entered into before the Corporation ceased to be a wholly owned subsidiary of Williams and continued in effect in respect of any such transaction or opportunity after such time, or


                  (ii) the material facts as to the contract, agreement, arrangement, transaction, amendment, modification or termination are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract, agreement, arrangement or transaction
                           (or the amendment, modification or termination thereof), and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is approved by (a) the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
                           (b) such committee of the Board of Directors constituted solely of members who are not Interested Persons in respect of such agreement by the affirmative vote of a majority of the members of such committee or (c) one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such agreement and to whom the authority to approve such agreement has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such agreement by the Board of Directors or by a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause
                           (b) of this subparagraph for approval of such agreement by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such agreement has been so delegated, or



                  (iii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the holders of voting stock entitled to vote thereon, and the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof) is specifically approved in good faith by vote of the holders of a majority of the then outstanding voting stock not owned by Williams or a Affiliated Company, as the case may be, or

                  (iv) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation, or

                  (v) in the case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (i), (ii),
                           (iii) or (iv) of this sentence, such transaction shall have been approved or ratified by (a) the Board of Directors of the Corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons in respect of such transaction or (b) by a committee of the Board of Directors of the Corporation constituted solely of members who are not Interested Persons in respect of such transaction by the affirmative vote of a majority of the members of such committee or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such transaction and to whom the authority to approve such transaction has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such transaction of the Board of Directors or a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause (b) of this subparagraph for approval of such transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such transaction has been so delegate;, provided, however, that, before such approval or ratification, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and Williams or such Affiliated Company thereof, on the other hand, and the material facts as to such transaction were disclosed to or were known by the members of the Board of directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such transaction, as the case may be; or

                  (vi) in the case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was fair to the Corporation as of the time it was entered into by the Corporation; or

                  (vii) in the case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was approved or ratified by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon and who do not vote thereon, exclusive of Williams and any Affiliated Company thereof and any Interested Person in respect of such transaction.

         Subject to Section 4 of this Article XI, neither Williams nor any Affiliated Company thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction that meets the requirements of any of clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of the immediately preceding sentence and no director, officer or employees of the Corporation who is also a director, officer or employee of Williams or any Affiliated Company thereof shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such agreement or transaction or performing any such agreement in accordance with its terms. Directors of the Corporation who are also directors or officers of Williams or any Affiliated Company may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof).Voting stock owned by Williams and any Affiliated Companies thereof may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article. The failure of any agreement or transaction between the Corporation or an Affiliated Company thereof, on the one hand, and Williams or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Section shall not, by itself, cause such agreement or transaction to constitute any breach of any fiduciary duty to the Corporation or to any Affiliated Company thereof, or, any to stockholder or other owner of an equity interest therein, by any controlling stockholder of the Corporation or such Affiliated Company thereof or by any director or officer of the Corporation.

         For purposes of this Article XI, Section 2., any contract, agreement, arrangement, or transaction (or amendment, modification, or termination thereof) with any corporation, partnership, joint venture, association, or other entity in which the Corporation owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests, or similar ownership interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

SECTION 3.        Certain Definitions.

         For purposes of this Article, the following definitions shall apply:

         "Affiliated Company" shall mean in respect of Williams, any company which is controlled by Williams controls Williams or is under common control with Williams (other than the Corporation and any company that is controlled by the Corporation) and in respect of the Corporation shall mean any company controlled by the Corporation.

         "Interested Person" in respect of an agreement or transaction referred to in Section 2 of this Article XI shall mean any director, officer or employees of Williams or an Affiliated Company thereof and any person who has a financial interest that is material to such person in Williams or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person' ownership of securities of Williams or an Affiliated Company thereof, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual's decision on behalf of the Corporation or an Affiliated Company thereof in respect of the agreement or transaction either in the specific instance by, or pursuant to, a policy adopted by, the Board of Directors of the Corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not directors, officers or employees of Williams or any Affiliated Company thereof or a committee of the Board of Directors of the Corporation constituted solely of members who are not directors, officers or employees of Williams or any Affiliated Company thereof by the affirmative vote of a majority of such committee.

SECTION 4.        Termination.


         The provisions of this Article XI shall have no further force or effect at such time as Williams and any company controlling, controlled by or under common control with Williams shall first cease to be the owner, in the aggregate, of stock representing 25% or more of the votes entitled to be cast by the holders of all the then outstanding shares of stock entitled to vote; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation or an Affiliated Company thereof and Williams or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliated Company thereof and Williams or an Affiliated Company thereof or the allocation of any opportunity between them before such time.


SECTION 5.        Amendment of this Article.



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         Notwithstanding anything to the contrary elsewhere contained in this
Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article XI.



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                  IN WITNESS WHEREOF, Williams Communications Group, Inc.
has caused this Restated Certificate of Incorporation to be signed by its Vice President this _______ day of_________, 1999.

                                   Williams Communications Group, Inc.


                                   ------------------------------------
                                   Name:
                                   Title



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